                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                             Abington Bancorp, Inc.
               (Exact name of issuer as specified in its charter)

       Massachusetts                             04-3334127
(State or other jurisdiction of            (I.R.S. Employer
incorporation or organization)             Identification No.)

  536 Washington Street, Abington Massachusetts           02351
(Address of principal executive offices)               (Zip Code)

                Deferred Stock Compensation Plan for Directors of
                   Abington Bancorp, Inc. and its Subsidiaries
                            (Full title of the plan)

                               James P. McDonough
                      President and Chief Executive Officer
                             Abington Bancorp, Inc.
                              536 Washington Street
                          Abington, Massachusetts 02351
                                 (617) 982-3200

                   (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                 WITH A COPY TO:

                         Carol Hempfling Pratt, Esquire
                             Foley, Hoag & Eliot LLP
                             One Post Office Square
                           Boston, Massachusetts 02109
                                 (617) 832-1000

                         CALCULATION OF REGISTRATION FEE




                                                        Proposed                  Proposed
        Title of                                         Maximum                   Maximum
       Securities                  Amount               Offering                  Aggregate               Amount of
         to be                      to be                 Price                   Offering              Registration
       Registered                Registered           Per Share (1)                 Price                    Fee
---------------------------------------------------------------------------------------------------------------------------
Common Stock                       100,000
(par value $.10)                   shares              $15.25                    $1,525,000               $423.98
---------------------------------------------------------------------------------------------------------------------------

         (1) This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, solely for purposes of determining the registration fee and is equal to the average of the high and low sale prices of the Company's common stock reported on the Nasdaq National Market System on October 22, 1998.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents are hereby incorporated by reference in this Registration Statement.

         (a) Abington Bancorp, Inc.'s (the "Company's") Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed with the Securities and Exchange Commission (the "Commission").

         (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998, filed with the Commission.

         (c) The description of the Company's Common Stock contained in the Company's Form 8-A filed with the Commission on December 31, 1996, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Article 6 of the By-Laws of the Company provides that Directors and officers of the Company shall be indemnified by the Company against all expenses incurred in connection with any proceedings as a result of serving or having served as an officer or employee of the Company, as a director, officer, or employee of any of its wholly-owned subsidiaries, or serving or having served in any capacity with respect to any other corporation, organization, partnership, joint venture, trust, employee benefit plan or other entity at the request or direction of the Company. The By-laws of the Company provide that such indemnification shall not be provided if it is determined that the action giving rise to the liability was not taken in good faith in the reasonable belief that the action was in the best interests of the Company. The Company also has a policy of Directors' and officers' liability insurance to indemnify its Directors and officers against certain liabilities incurred in their capacities as such.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

3.1 Articles of Organization of Abington Bancorp, Inc., incorporated herein by reference to Exhibit 3 to the Company's Form 8-A filed with the Commission on December 31, 1996.

3.2      By-laws of Abington Bancorp, Inc., incorporated herein by reference to
         Exhibit 4 to the Company's Form 8-A filed with the Commission on December 31, 1996.

4.1 Instruments defining the rights of security holders. See Exhibits 3.1 and 3.2.

5.1      Opinion of Foley, Hoag & Eliot LLP

23.1     Consent of Arthur Andersen LLP

23.2     Consent of Foley, Hoag & Eliot LLP (included in Exhibit 5.1)

24.1     Power of Attorney (contained on the signature page)

99.1 Deferred Stock Compensation Plan for Directors of Abington Bancorp, Inc. and its Subsidiaries


Item 9.  Undertakings.

         1. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         2. The undersigned Registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs 2(a)(i) and 2(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

                  (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                     * * *

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Abington, Massachusetts, on October 22, 1998.

                                     ABINGTON BANCORP, INC.

                                     By: /s/ James P. McDonough
                                        ------------------------------------
                                        James P. McDonough
                                        President and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints James P. McDonough and Robert M. Lallo and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing which they, or either of them, may deem necessary or advisable to be done in connection with this Registration Statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for either or both of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                        Title                           Date

/s/ James P. McDonough           President, Chief            October 22, 1998
---------------------------
James P. McDonough                Executive Officer
                                  and Director

/s/ Robert M. Lallo              Treasurer                   October 22, 1998
---------------------------
Robert M. Lallo                   (Principal Financial
                                   Officer)

/s/ Bruce G. Atwood              Director                    October 22, 1998
---------------------------
Bruce G. Atwood

/s/ William F. Borhek            Director                    October 22, 1998
---------------------------
William F. Borhek

/s/ Ralph B. Carver, Jr.         Director                    October 22, 1998
---------------------------
Ralph B. Carver, Jr.

/s/ Joel S. Geller               Director                    October 22, 1998
---------------------------
Joel S. Geller

/s/ Rodney D. Henrikson          Director                    October 22, 1998
---------------------------
Rodney D. Henrikson

/s/ A. Stanley Littlefield       Director                    October 22, 1998
---------------------------
A. Stanley Littlefield

/s/ Jay Timothy Noonan           Director                    October 22, 1998
---------------------------
Jay Timothy Noonan

/s/ Gordon N. Sanderson          Director                    October 22, 1998
---------------------------
Gordon N. Sanderson

/s/ James J. Slattery            Director                    October 22, 1998
---------------------------
James J. Slattery

/s/ Wayne P. Smith               Director                    October 22, 1998
---------------------------
Wayne P. Smith

                                  EXHIBIT INDEX

Exhibit
  No.             Description

3.1 Articles of Organization of Abington Bancorp, Inc., incorporated herein by reference to Exhibit 3 to the Registration Statement on Form 8-A of the Company filed with the Commission on December 31, 1996.

3.2 By-laws of Abington Bancorp, Inc., incorporated herein by reference to Exhibit 4 to the Registration Statement on Form 8-A of the Company filed with the Commission on December 31, 1996.

4.1               Instruments defining the rights of security holders. See
                  Exhibits 3.1 and 3.2.

5.1               Opinion of Foley, Hoag & Eliot LLP

23.1              Consent of Arthur Andersen LLP

23.2              Consent of Foley, Hoag & Eliot LLP (included in Exhibit
                  5.1)

24.1              Power of Attorney (contained on the signature page)

99.1              Deferred Stock Compensation Plan for Directors of
                  Abington Bancorp, Inc. and its Subsidiaries


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